Exhibit 23


                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-53289) of ITEX Corporation of our report dated September 24, 2002, with respect to the financial statements of ITEX Corporation included in the Annual Report (Form 10-KSB and Form 10-KSB/A-1) for the year ended July 31, 2002.


Ehrhardt Keefe Steiner & Hottman PC

November 22, 2002
Denver, Colorado